UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry into a Material Definitive Agreement

On April 1, 2013, the Company entered into a repurchase agreement with Bradley I. Meier, the Company’s former Chairman, President and Chief Executive Officer and a principal stockholder of the Company (the “Repurchase Agreement”). Pursuant to the Repurchase Agreement, the Company agreed to repurchase an aggregate of 4,000,000 shares of the Company’s common stock owned by Mr. Meier. The initial repurchase of 2,000,000 of Mr. Meier’s shares occurred today for a repurchase price of $4.02 per share, representing a discount from the current market price of the Company’s common stock. The Company has agreed to repurchase an additional 2,000,000 of Mr. Meier’s shares on or before June 1, 2013 for the same repurchase price of $4.02 per share. After the Company’s repurchase of 4,000,000 shares, Mr. Meier will own in the aggregate 7,338,971 shares, or 20% of the Company’s currently outstanding common stock. Mr. Meier also granted the Company a right of first refusal on any future sale or transfer of the Company’s shares to a third party through December 31, 2014.

The preceding summary of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K information contained in the press release filed as Exhibit 99.1 to this report. The information furnished pursuant to, and incorporated by reference in, this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Repurchase Agreement, dated April 1, 2013, by and between Mr. Meier and the Company

99.1	Press release dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer